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                                                                     EXHIBIT 5.1




                                  May 6, 1997

SunTrust Banks, Inc.
303 Peachtree Street N.E.
Atlanta, Georgia 30308

Ladies and Gentlemen:

         We have acted as counsel to SunTrust Banks, Inc., a Georgia corporation (the "Company"), in connection with the registration pursuant to a Registration Statement on Form S-3 (File Nos. 333-25381/-01/-02) (the "Registration Statement") filed by the Company, SunTrust Capital I, a Delaware statutory business trust ("Trust I") and SunTrust Capital II, a Delaware statutory business trust ("Trust II" and, together with Trust I, the "Trusts", and the Trusts, together with the Company, the "Registrants") of (i) preferred securities representing beneficial ownership interests in the assets of each Trust (the "Preferred Securities") to be issued by the Trusts, (ii) subordinated debt securities consisting of debentures, notes or other evidences of indebtedness to be issued by the Company (the "Subordinated Debt Securities") and (iii) the unconditional and irrevocable guarantee of the obligations of each Trust under the Preferred Securities to be issued by the Trusts (the "Guarantees").

         In our capacity as such counsel, we have reviewed (i) the Registration Statement, (ii) the form of Indenture (the "Indenture") to be entered into by the Company and The First National Bank of Chicago, as trustee (the "Trustee"), relating to the Subordinated Debt Securities and filed as an exhibit to the Registration Statement and (iii) the form of Preferred Securities Guarantee Agreement (the "Guarantee Agreement") to be entered into by the Company and the Trustee, as Guarantee Trustee, relating to the Guarantees and filed as an exhibit to the Registration Statement. We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to be accurate and to have been given properly. We have relied, as to the matters set forth therein, on certificates of public officials, and we have assumed the same to have been properly given and to be accurate.

         We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture and the Guarantee Agreement have been duly authorized by all requisite action by each party thereto, and that such documents, when executed and delivered by the parties thereto, will have been duly executed and delivered by the parties thereto, and will be valid and binding agreements of the parties thereto (other than
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SunTrust Banks, Inc.
May 6, 1997
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the Company) enforceable against the parties thereto (other than the Company)
in accordance with their respective terms.

         This opinion is limited in all respects to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon and subject to the foregoing, we are of the opinion that:

                 1. The Subordinated Debt Securities to be issued under the Indenture, when the definitive terms and provisions thereof have been duly established and when duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

                 2. The Guarantees to be issued pursuant to the Guarantee Agreement, when the Guarantee Agreement has been duly executed and delivered by the Company and the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.
 .
         This opinion is given as of the date hereof, and we assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to our attention or any change in any law or regulation that may hereafter occur.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ King & Spalding
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